NUMBER                      Par Value $0.0001                    SHARES

                            LOYALTY SOURCE, INC.

             INCORORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK                                        CUSIP
                                    SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT




Is the owner of

Fully Paid and Non-Assessable Shares of Common Stock of LOYALTY SOURCE, INC. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.
This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
                                Corporate Seal



             Treasurer                                      President